Exhibit 99.1

CERTIFICATION (1)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted),  James M. Gower, Chief Executive Officer of Rigel Pharmaceuticals, Inc. (the “Company”), and James H. Welch, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.  The Company’s Annual Report on Form 10-K for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the “Annual Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 31st day of March, 2003.

/s/ JAMES M. GOWER	/s/ JAMES H. WELCH
James M. Gower	James H. Welch
Chief Executive Officer	Chief Financial Officer

(1)           A signed original of this written statement required by Section 906 has been provided to Rigel and will be retained by Rigel and furnished to the Securities and Exchange Commission or its staff upon request. This certification “accompanies” the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any of Rigel’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Form 10-K), irrespective of any general incorporation language contained in such filing.